Exhibit 99.1

Cascade Bancorp (Nasdaq: CACB) Announces Issuance of Trust Preferred Securities

          BEND, Ore., April 4 /PRNewswire-FirstCall/-- Cascade Bancorp (the “Company”) announced that it has completed issuance of $26.5 million in trust preferred securities on March 31, 2006.  The securities will qualify as Tier 1 regulatory capital for the Company and the proceeds will be used in part to fund the cash portion of the acquisition of F&M Holding Company announced in December 2005.  The issuance will mature on June 15, 2036 and bear a competitive spread over LIBOR.

          Cascade Bancorp is a Bank Holding Company, with Bank of the Cascades as its principal subsidiary. The Bank has a total of 21 branches, with 12 throughout Central Oregon, four in the Salem/Keizer area, four in Southern Oregon and one business banking office in Portland. For further information on the Company, please visit our web site at http://www.botc.com .

SOURCE     Cascade Bancorp
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          /CONTACT:   Greg Newton, Chief Financial Officer, +1-541-617-3526, or Patricia Moss, President and CEO, +1-541-385-6205, both of Cascade Bancorp/
          /Web site:  http://www.botc.com /